Exhibit 10.26

AMENDMENT NUMBER 3 TO
LOAN AND SECURITY AGREEMENT

This Amendment Number 3 to Loan and Security Agreement dated as of November 29, 2019, among U.S. BANK NATIONAL ASSOCIATION (“Bank”) and SHIFT TECHNOLOGIES, INC., a Delaware corporation (“STI”) and SHIFT OPERATIONS LLC, a Delaware limited liability company (“SOL”), as co-obligors and co-borrowers and not as accommodation parties (unless otherwise specified herein, STI and SOL are each individually a “Borrower” and collectively the “Borrowers”) (this “Amendment”) amends the Loan and Security Agreement among Borrowers and Bank dated as of October 11, 2018, which has been amended by amendments dated February 14, 2019 and September 24, 2019 (collectively, the “Loan Agreement”).

In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Bank hereby agree as follows:

1.	Definitions.

(a) Capitalized terms not otherwise defined in this Amendment shall have the meanings given such terms in the Loan Agreement.

(b) The following term defined in Article 1 of the Loan Agreement is deleted and replaced with the following defined term:

“Expiration Date” means September 30, 2020, or such earlier date as may be applicable due to acceleration of Obligations in accordance with the terms of this Agreement.

2.	Amendments.

(a)	Section 2.3(b) (Flooring Line of Credit: Purpose of Advances) of the Loan Agreement is deleted and replaced with the following:

(b)	No Advance to finance Used Vehicles shall exceed an amount equal to: (A) for Used Vehicles purchased via automated auction, 100% of a Borrower’s actual documented acquisition cost; or (B) for other Used Vehicles, (1) prior to January 1, 2020, 100% of the wholesale value of such Used Vehicles and (2) on and after January 1, 2020, 80% of the wholesale value of such Used Vehicles, as determined by Bank with reference to an acceptable Valuation Guide.

(b)	Section 2.9(b) (Principal Payments: Unsold Vehicles) of the Loan Agreement is deleted and replaced with the following:

(b)	Unsold Vehicles. For Used Vehicles purchased pursuant to Section 2.3(b)(A) on and after January 1, 2020, Borrowers shall pay to Bank on the first Business Day after the Advance Date for such Used Vehicle, 20% of the amount of the original Related Principal Portion for such Used Vehicle. Borrowers shall pay to Bank the remaining Related Principal Portion for any Used Vehicle not previously sold on the first Monthly Payment Date which is at least 6 months after the Advance Date for such Used Vehicle.

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(c)	Section 5.13 (Warranties and Covenants: Financial Covenant) of the Loan Agreement is deleted and replaced with the following:

5.13 Financial Covenant. As of the last day of each calendar month during the term of this Agreement (each a “Determination Date”), Borrowers’ Liquidity as of such Determination Date shall equal or exceed (a) three (3) times the Three-Month Cash Burn Amount for the Determination Dates of November 30, 2019 and December 31, 2019, (b) two (2) times the Three-Month Cash Burn Amount for the Determination Dates of January 31, 2020, February 29, 2020 and March 31, 2020, (c) one and one-half (1.5) times the Three-Month Cash Burn Amount for the Determination Dates of April 30, 2020, May 31, 2020 and June 30, 2020 and (d) one (1) times the Three-Month Cash Burn Amount for the Determination Date of July 31, 2020 and each Determination Date thereafter.

As used herein:

“Liquidity” means, as of any Determination Date, an amount equal to the sum of (i) cash that would appear on Borrowers’ consolidated balance sheet as unrestricted on such date plus (ii) the aggregate principal amount of loans that Borrowers could duly borrow and incur on such date and that, under the terms of the loan agreement for such loans, Borrowers may use for any general corporate or general working capital purpose (as opposed to loans that, under the terms of the loan agreement for such loans, Borrowers must use for a specific purpose), including, without limitation, loans under the Lithia Loan Agreement to the extent the conditions for drawing such loans have been satisfied.

“Three-Month Cash Burn Amount” means, as of any Determination Date, an amount equal to the decrease, if any, in the amount of cash and cash equivalents held by Borrowers and their Subsidiaries on such day as compared to the amount of cash and cash equivalents held by Borrowers and their Subsidiaries as of the last day of the month three months prior thereto.

3.	Effectiveness. The effectiveness of this Amendment is subject to execution by all parties to the Loan Agreement and satisfaction by Borrowers of such other requirements as Bank may require.

4.	Representations and Warranties. Each Borrower and by signing below, Guarantor, reaffirms the representations and warranties made by such Borrower and Guarantor, respectively, in each of the Loan Documents and agrees that (a) each of such representations and warranties are true and correct as though made on the date hereof, except for changes that are permitted by the terms of such Loan Document; (b) except as amended hereby or otherwise amended in writing signed by all parties thereto, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect in accordance with their terms and (c) neither Borrowers nor any other Loan Party has any defenses, setoffs, counterclaims or claims against the Bank related to any of the Loan Documents or any of the indebtedness or obligations related thereto.

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5.	Miscellaneous.

(a)	Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(b)	Copies. The Loan Agreement, together with all amendments thereto from time to time, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, Bank may, on behalf of Borrowers, create a microfilm or optical disk or other electronic image of the Loan Agreement (and all amendments thereto including, without limitation, this Amendment) that is an authoritative copy of the Loan Agreement as defined in such law. Bank may store the authoritative copy of the Loan Agreement in its electronic form and then destroy the paper original as part of Bank’s normal business practices. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

(c)	References. Any and all references to the Loan Agreement in any instrument or document are hereby amended to refer to the Loan Agreement as amended by this Amendment.

(d)	Expenses. Each Borrower agrees to reimburse Bank upon demand for all attorneys’ fees of in-house and outside counsel and all other costs, fees and out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other document required to be furnished herewith and in enforcing each Borrower’s obligations hereunder.

6.	Entire Agreement; Modification. This Amendment constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No modification or amendment to any of the Loan Documents shall be effective unless in writing signed by the party or parties sought to be charged or bound by such modification or amendment.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING ANY LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

Signature page follows.

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SHIFT TECHNOLOGIES, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Irakly George Arison Areshidze	By:	/s/ Gilmore Hector
Name:	Irakly George Arison Areshidze	Name:	Gilmore Hector
Title:	Co-Chief Executive Officer	Title:	Vice President

SHIFT OPERATIONS LLC

By: Shift Technologies, Inc., Managing Member

By:	/s/ Irakly George Arison Areshidze
Name:	Irakly George Arison Areshidze
Title:	Co-Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing Amendment.

LITHIA MOTORS, INC.

By:	/s/ Bryan De Boer
Name:	Bryan De Boer
Title:	CEO

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